Exhibit (d)(32)

FINANCIAL INVESTORS TRUST

SUB-ADVISORY AGREEMENT

AGREEMENT, dated as of November 29, 2013 (the “Effective Date”) by and among ALPS Advisors, Inc. (the “Investment Adviser”), a Colorado corporation having its principal place of business at 1290 Broadway, Suite 1100, Denver, Colorado 80203, Financial Investors Trust, a Delaware statutory trust (the “Trust”), on behalf of the funds listed in Appendix A hereto, as amended from time to time, each a series of the Trust (each, a “Fund”) and collectively, the “Funds”), and RREEF America L.L.C., a Delaware limited liability company (the “Sub-Adviser”), having its principal place of business at222 S. Riverside Plaza, Floor 24, Chicago, Illinois 60606.

WHEREAS, the Investment Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”) and has entered into an Investment Advisory Agreement dated the Effective Date with the Trust;

WHEREAS, the Sub-Adviser is registered as an investment adviser under the Advisers Act;

WHEREAS, the Trust and the Investment Adviser desire to retain Sub-Adviser to render investment advisory and other services with respect to a portion of the Funds’ portfolio, as designated from time to time by the Trust and the Investment Adviser, in the manner and on the terms hereinafter set forth;

WHEREAS, the Investment Adviser has the authority under the Investment Advisory Agreement, with the consent of the Trustees of the Trust (the “Trustees”), to select sub-advisers for each of the Funds; and

WHEREAS, the Sub-Adviser is willing to furnish such services to the Investment Adviser and each Fund.

NOW, THEREFORE, the Investment Adviser, the Trust and the Sub-Adviser agree as follows:

1.     APPOINTMENT OF THE SUB-ADVISER

The Investment Adviser hereby appoints the Sub-Adviser to act as a sub-adviser for a portion of each Fund’s portfolio and other assets from time to time comprising the portfolio hereinafter referred to as the “Fund Account” in accordance with the terms and conditions of this Agreement. It is understood and agreed that, except with respect to the Fund Account, the Sub-Adviser undertakes no responsibility for other assets or investments of, or the diversification of the Fund.

2.     ACCEPTANCE OF APPOINTMENT

The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

The assets of each Fund will be maintained in the custody of a custodian (who shall be identified by the Investment Adviser in writing). The Sub-Adviser will not have custody of any securities, cash or other assets of a Fund and will not be liable for any loss resulting from any act or omission of the custodian other than acts or omissions arising in reasonable reliance on instructions of the Sub-Adviser. The custodian will be responsible for the custody, receipt and delivery of securities and other assets of a Fund, and the Sub-Adviser shall have no authority, responsibility or obligation with respect to the custody, receipt or delivery of securities or other assets of a Fund. The Investment Adviser shall be responsible for all custodial arrangements, including the payment of all fees and charges to the custodian.

3. SERVICES TO BE RENDERED BY THE SUB-ADVISER TO THE TRUST

A. As sub-adviser to each Fund, the Sub-Adviser will coordinate the investment and reinvestment of the assets of the Fund Account and determine the composition of the assets of the Fund Account, in accordance with the terms of this Agreement, a Fund’s Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time, and subject to the direction, supervision and control of the Investment Adviser and the Trustees of the Trust. The Sub-Adviser shall initially determine the identity and number of securities in the Fund Account that will be applicable that day to redemption requests received for the Fund as may be necessary as a result of rebalancing adjustments and corporate action events (and may give directions to the Trust’s custodian with respect to such designations). Prior to the commencement of the Sub-Adviser’s services hereunder, the Investment Adviser shall provide the Sub-Adviser with current copies of the Fund’s Prospectus and Statement of Additional Information. The Investment Adviser undertakes to provide the Sub-Adviser with copies or other written notice of any amendments, modifications or supplements to the Fund’s Prospectus and Statement of Additional Information and the Sub-Adviser will not need to comply until a copy has been provided to the Sub-Adviser. In connection with any swap (as defined in the Commodity Exchange Act of 1936, as amended, and the rules and regulations promulgated by the Commodity Futures Exchange Commission thereunder) trading activity that the Sub-Adviser may conduct as agent for, and on behalf of, the Fund in respect of the Fund Account, the Investment Adviser agrees to (i) provide any form, certification or other information reasonably requested by and acceptable to the Sub-Adviser that is necessary for the Sub-Adviser to comply with applicable regulatory requirements and (ii) update or replace such form, certification or information as Sub-Adviser deems necessary. In addition, the Investment Adviser agrees that the Sub-Adviser may enter into any other contracts, agreements and undertakings as may in the Sub-Adviser’s opinion be reasonably necessary or advisable to amend existing swap documentation or enter into new swap documentation to facilitate compliance with applicable regulatory requirements. The Investment Adviser acknowledges and agrees that any failure to provide such certification or other information may prevent the Sub-Adviser from entering into any such swap it may otherwise deem advisable and may adversely affect the Fund Account.

B. Subject to Investment Adviser’s written instructions to the contrary, the Sub-Adviser shall have complete discretion to designate brokers or dealers, including brokers or dealers that are affiliated with the Sub-Adviser (collectively, “brokers”), to place orders for the purchase and sale of securities for the Fund Account with or through such brokers and, subject to Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), review by the Adviser and the Board, and other applicable law, may pay commissions on transactions in excess of the amount of commissions another broker or dealer would have charged. The Sub-Adviser shall have no duty to obtain the absolute lowest commission or best net price for the Fund Account on any particular transaction, but will seek best execution under the circumstances of the particular transaction taking into consideration the full range and quality of a broker’s services in placing brokerage including, among other things, the value of research provided as well as execution capability, commission rate, financial responsibility and responsiveness to the Sub-Adviser. The Sub-Adviser may aggregate sales and purchase orders of securities or derivatives held in the Fund Account with similar orders being made simultaneously for other portfolios managed by the Sub-Adviser provided, that over time no more favorable terms will be given to any single account or other client. It is understood that such aggregation of orders may on some occasions operate to the disadvantage of the Fund. To the extent permitted by law, the Sub-Adviser may purchase securities from an unaffiliated syndicate member in an underwriting in which an affiliated broker-dealer participates in the management activities of the syndicate.

C. On occasion, the Sub-Adviser may find it beneficial to engage in “cross-trading”, which cross-trading may involve the Fund Account. For purposes of this Agreement, “cross-trading” shall mean the purchase and sale of securities between the Fund Account, on one hand, and one or more other unrelated, discretionary clients managed or advised by the Sub-Adviser or its affiliates, on the other hand. The Sub-Adviser will only engage in cross-trading if each of the following conditions is met: (i) such crossing of trades is beneficial for all client parties involved, (ii) the Sub-Adviser achieves best execution for all client parties involved, (iii) the proposed cross-trade is priced on the basis of Rule 17a-7(b) under the U.S. Investment Company Act of 1940, as amended from time to time and the rules and regulations promulgated thereunder (the “1940 Act”), (iv) the proposed cross-trade is in compliance with the Investment Company Act, and any Fund policy applicable to such transactions, (v) the Sub-Adviser and its affiliates will not receive any compensation, either directly or indirectly, for affecting any such cross-trade, other than the fees charged in accordance with this Agreement and any management or advisory fees paid with respect to the other advised account(s), and (vi) the Sub-Adviser will not charge the Fund any transaction charge or brokerage charge in connection with the transaction. Notwithstanding the foregoing, without the prior consent of the Investment Adviser (and to the extent otherwise in compliance with Section 206(3) of the Advisers Act), neither the Sub-Adviser nor its affiliates will enter into any transaction involving the Fund that is a Principal Transaction or an Agency Cross Transaction, in each case as defined under Section 206(3) of the Advisers Act. All details of any cross-trade will be fully disclosed by the Sub-Adviser to the Fund promptly after the transaction has been completed. In addition, the Sub-Adviser will provide the Fund with prompt notice of any cross-trade as well as a comparison of the price used in connection with the transaction and the closing price for the security for such day or the best independent bid and best independent offer report for such security on such day, as well as the trading volume in the security for such day and the size of the transaction. The Investment Adviser may revoke the consent referred to in this subsection 3(C) by written notice to the Sub-Adviser at any time.

D. The Investment Adviser understands and agrees that the Sub-Adviser performs investment management services for various clients and may take action with respect to any of its other clients which may differ from action taken or from the timing or nature of action taken by the Sub-Adviser for the Fund Account. The Sub-Adviser’s authority hereunder shall not be impaired because of the fact that it, its affiliates and personnel may effect transactions with respect to securities for their own accounts or for the accounts of others which they manage which are identical or similar to securities to which the Sub-Adviser may effect transactions for the Fund Account at the same or similar times.

E. The Sub-Adviser will provide the Investment Adviser with summaries of the Sub-Adviser’s current policies and procedures adopted in accordance with Rule 206(4)-7 under the Advisers Act. To the extent the Fund(s) are required by the 1940 Act to adopt any such policy or procedure, the Investment Adviser will submit such policy or procedure to the Trust’s Board of Trustees for adoption by each of the Funds, with such modifications or additions thereto as the Board of Trustees or the Investment Adviser may recommend with the concurrence of the Sub-Adviser.

F. The Sub-Adviser will maintain and preserve all accounts, books and records with respect to the Fund Account as are required of an investment adviser of a registered investment company pursuant to the 1940 Act and the Advisers Act and the rules thereunder and shall file with the U.S. Securities and Exchange Commission (“SEC”) all forms pursuant to Sections 13F and 13G of the Exchange Act, with respect to its duties as are set forth herein. The records relating to the services provided under this Agreement shall be the property of the Fund.

G. The Sub-Adviser will, unless and until otherwise directed by the Investment Adviser, exercise all voting rights of security holders with respect to securities held in the Fund Account, including, but not limited to: voting proxies in accordance with the Sub-Adviser’s then-current proxy voting policies. The Investment Adviser shall instruct the Fund’s custodian to forward promptly to the Sub-Adviser or to Sub-Adviser’s third party proxy service provider (currently Institutional Shareholder Services), as indicated by the Sub-Adviser in writing from time to time, upon receipt of such communications, and shall instruct the Funds’ custodian to follow the Sub-Adviser’s instructions concerning the same. The Sub-Adviser shall not be responsible for voting proxies or for responding to any shareholder actions not timely received by the Sub-Adviser.

H. The Sub-Adviser will make available and provide financial, accounting and statistical information concerning the Sub-Adviser required by the Fund in the preparation of registration statements, reports and other documents required by federal and state securities laws, and such other information as the Fund or the Investment Adviser may reasonably request for use in the preparation of such documents or of other materials necessary for the distribution of the Fund’s shares.

I. In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall act in conformity with the Fund’s Prospectuses and Statements of Additional Information and with the instructions and directions of the Investment Adviser and of the Board of Trustees and will conform and comply with the applicable requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations, as each is amended from time to time.

J. The Sub-Adviser at its expense will make available to the Trustees and the Investment Adviser at reasonable times its portfolio managers and other appropriate personnel, either in person or, at the mutual convenience of the Investment Adviser and the Sub-Adviser, by telephone, in order to review the investment policies, performance and other investment related information regarding a Fund and to consult with the Trustees of the Funds and Investment Adviser regarding each Fund’s investment affairs, including economic, statistical and investment matters related to the Sub-Adviser’s duties hereunder, and will provide periodic reports to the Investment Adviser or the Trustees relating to the investment strategies it employs. The Sub-Adviser and its personnel shall also cooperate as reasonably necessary with counsel and auditors for, and the Chief Compliance Officers of, the Investment Adviser and the Trust.

K. The Sub-Adviser will review draft reports to shareholders and other documents provided or available to it and provide comments on a timely basis. The Investment Adviser or the Fund will provide such documents to the Sub-Adviser in a reasonable timeframe prior to the due date. In addition, the Sub-Adviser and each officer and portfolio manager thereof designated by the Investment Adviser will provide on a timely basis such certifications or sub-certifications as the Investment Adviser or the Fund may reasonably request in order to support and facilitate certifications required to be provided by the Trust’s Principal Executive Officer and Principal Accounting Officer.

4.     COMPENSATION OF THE SUB-ADVISER

The Investment Adviser will pay the Sub-Adviser as compensation for providing services in accordance with this Agreement those fees as set forth in Appendix B. The Investment Adviser and the Sub-Adviser agree that all fees shall become due and owing to the Sub-Adviser promptly after the termination date of the Sub-Adviser with respect to any Fund and that the amount of such fees shall be calculated by treating the termination date as the next fee computation date. The annual base fee will be prorated for such fees owed through the termination date. In addition, the Investment Adviser shall be responsible for extraordinary expenses incurred by the Sub-Adviser in connection with the performance of its duties hereunder, including, without limitation, expenses incurred with respect to proxy voting execution, advice and reporting.

5.     LIABILITY AND INDEMNIFICATION

A. Except as may otherwise be provided by the 1940 Act or any other federal securities law, in the absence of willful misconduct, fraud, reckless disregard or gross negligence, neither the Sub-Adviser nor any of its officers, affiliates, employees or consultants (its “Affiliates”) shall be liable for any losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) incurred or suffered by the Investment Adviser, the Fund or the Trust as a result of any error of judgment or for any action or inaction taken in good faith by the Sub-Adviser or its Affiliates with respect to each Fund. It is further understood and agreed that the Sub-Adviser shall have no duty, responsibility or liability what so ever with respect to any of the Fund’s assets or property not contained in the Fund Account.

B. Except as may otherwise be provided by the 1940 Act or any other federal securities law, the Investment Adviser shall indemnify and hold harmless the Sub-Adviser, its officers, employees, consultants, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the 1933 Act, as amended (the “1933 Act”)) (collectively, “Sub-Adviser Indemnitees”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Sub-Adviser Indemnitees may become subject at common law or otherwise, arising out of the Sub-Adviser’s action or inaction or based on this Agreement; provided however, the Investment Adviser shall not indemnify or hold harmless the Sub-Adviser Indemnitees for any losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) due to (i) any breach by the Sub-Adviser of a Sub-Adviser representation or warranty made in this Agreement, (ii) any willful misconduct, fraud, reckless disregard or gross negligence of the Sub-Adviser in the performance of any of its duties or obligations under this Agreement, or (iii) any untrue statement of a material fact contained in the Fund’s Prospectus or Statement of Additional Information, proxy materials, advertisements or sales literature, if such statement was made in reliance upon information furnished to the Investment Adviser by the Sub-Adviser in writing and intended for use therein.

C. Except as may otherwise be provided by the 1940 Act or any other federal securities law, the Investment Adviser and the Sub-Adviser shall each, jointly and severally, indemnify and hold harmless the Fund and the Trust, their officers, employees, consultants, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, “Fund Indemnitees”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Fund Indemnitees may become subject at common law or otherwise, arising out of the Investment Adviser’s or the Sub-Adviser’s action or inaction or based on this Agreement; provided however, the Investment Adviser and Sub-Adviser shall not indemnify or hold harmless the Fund Indemnitees for any losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) due to (i) any breach by the Fund or the Trust of a Fund representation or warranty made herein or (ii) any willful misconduct, fraud, reckless disregard or gross negligence of the Fund or Trust in the performance of any of its duties or obligations hereunder.

D. Notwithstanding anything in this Agreement to the contrary contained herein, the Sub-Adviser shall not be responsible or liable for its failure to perform under this Agreement or for any losses to the Investment Adviser or the Trust resulting from any event beyond the reasonable control of the Sub-Adviser or its agents, including but not limited to nationalization, expropriation, devaluation, seizure or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Trust’s property; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or acts of God, or any other similar event.

E. No Trustee or shareholder of the Trust shall be personally liable for any debts, liabilities, obligations or expenses incurred by, or contracted for under this Agreement.

6.     REPRESENTATIONS OF THE INVESTMENT ADVISER

The Investment Adviser represents and warrants to the Trust and the Sub-Adviser that:

A. The Investment Adviser has been duly authorized by the Trustees of the Trust to delegate to the Sub-Adviser the provision of investment services to each Fund as contemplated hereby.

B. The Investment Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide the Sub-Adviser with a copy of such code of ethics.

C. The Investment Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect, (ii) is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement, (iii) has met and will seek to continue to meet for so long as this Agreement is in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the full power and authority to enter into and perform the services contemplated by this Agreement, and (v) will promptly notify the Sub-Adviser of the occurrence of any event that would disqualify the Investment Adviser from serving as investment manager of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

D. The Investment Adviser acknowledges receipt of Part II of the Sub-Adviser’s Form ADV, including the written disclosure statement on Form ADV Part 2A (“Brochure”) and Part 2B (“Brochure Supplements”), prior to or at the time of entering into this Agreement, as required by Rule 204-3 under the Advisers Act. In an effort to provide the Investment Adviser with timely information regarding the Sub-Adviser, the Sub-Adviser will send its Form ADV, including the Brochure and Brochure Supplements and other communications (collectively the “Materials”), and any amendments thereto, to the Investment Adviser electronically, by e-mail. As such, the Investment Adviser hereby consents to the receipt of the Sub-Adviser’s Materials by e-mail at the address indicated in the Investment Adviser’s information provided to the Sub-Adviser in connection with the execution of this Agreement. The Investment Adviser acknowledges that such consent will be ongoing until such time as revoked by the Investment Adviser in writing to the Sub-Adviser. Please note, if the Investment Adviser does not consent to receipt of the Materials by e-mail, the Investment Adviser will receive paper copies by regular mail or courier.

E. The Investment Adviser shall provide (or cause the Trust’s custodian to provide) timely information to the Sub-Adviser regarding such matters as the composition of assets in the Fund Account managed by the Sub-Adviser, cash requirements and cash available for investment in the Fund Account, and all other information as may be reasonably necessary for the Sub-Adviser to perform its duties hereunder.

F. The Investment Adviser acknowledges and agrees that (i) for new and existing client accounts the Sub-Adviser currently has a legal obligation to ask its clients for certain information to the extent necessary under applicable law, rule or regulation, including anti-money laundering rules and regulations and (ii) anti-money laundering requirements require that should any of the Investment Adviser’s, Trust’s or Fund’s institutional information change, Investment Adviser shall promptly notify the Sub-Adviser of such change(s) and provide the Sub-Adviser with relevant documentation to the extent necessary, including verifying such change(s).

G. The Investment Adviser acknowledges the Sub-Adviser has not made any representation regarding the profitability of the Fund Account or its ability to avoid losses, the Sub-Adviser’s trading activities involve substantial risk of loss and the past performance of the Sub-Adviser, with regard to other accounts, is not indicative of future performance of the Fund Account.

H. This Agreement is a valid and binding Agreement of the Investment Adviser, enforceable against it in accordance with the terms hereof.

7.     REPRESENTATIONS OF THE TRUST

The Trust represents, warrants and agrees to the Investment Adviser and the Sub-Adviser as follows:

A. The Fund is a series of the Trust that is duly registered as an open-end investment company under the 1940 Act.

B. The Fund is a Qualified Institutional Buyer (“QIB”) as such term is defined in Rule 144(A) of the 1933 Act, as amended from time to time and the rules and regulations promulgated thereunder, and shall promptly notify the Sub-Adviser in writing if it ceases to be a QIB and further agrees to provide such evidence of its status as a QIB to the Sub-Adviser as may be reasonably required under applicable law, rule or regulation.

C. The execution, delivery and performance by the Trust of this Agreement are within the Trust’s powers and have been duly authorized by all necessary action on the part of its Board of Trustees, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Trust for the execution, delivery and performance by the Trust of this Agreement.

D. The execution, delivery and performance by the Trust of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Trust’s Trust Instrument, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Trust.

E. The Trust has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide the Investment Adviser and the Sub-Adviser with a copy of such code of ethics.

F. The Trust acknowledges the Sub-Adviser has not made any representation regarding the profitability of the Fund Account or its ability to avoid losses, the Sub-Adviser’s trading activities involve substantial risk of loss and the past performance of the Sub-Adviser, with regard to other accounts, is not indicative of future performance of the Fund Account.

G. This Agreement is a valid and binding Agreement of the Trust, enforceable against it in accordance with the terms hereof.

8.     REPRESENTATIONS OF THE SUB-ADVISER

The Sub-Adviser represents and warrants to the Investment Adviser and the Trust as follows:

A. The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect, (ii) is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement, (iii) has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the full power and authority to enter into and perform the services contemplated by this Agreement, and (v) will promptly notify the Investment Adviser of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

B. The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act and will provide the Investment Adviser and the Trust with a copy of such code of ethics, together with evidence of its adoption. Within forty-five (45) days of the end of the last calendar quarter of each year that this Agreement is in effect, and as otherwise requested, the Sub-Adviser shall certify to the Investment Adviser and the Trust that the Sub-Adviser has complied with the requirements of Rule 17j-1 and Rule 204A-1 during the previous year and that there has been no material violation of the Sub-Adviser’s code of ethics or, if such a material violation has occurred, that appropriate action was taken in response to such violation.

C. Upon written request, the Sub-Adviser shall provide a certification to the Fund’s Chief Compliance Officer (“CCO”) to the effect that the Sub-Adviser has adopted and implemented policies and procedures reasonably designed to prevent violation by the Sub-Adviser and its supervised persons of the Advisers Act.

D. The Sub-Adviser agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage.

E. The Sub-Adviser acknowledges that the Investment Adviser and the Trust intend to rely on Rule 17a-10, Rule 10f-3, Rule 12d3-1 and Rule 17e-1 under the 1940 Act, and the Sub-Adviser agrees not to consult with (i) other sub-advisers to a Fund, if any, (ii) other sub-advisers to any other fund of the Trust, or (iii) other sub-advisers to an investment company under common control with any Fund, concerning transactions for a Fund in securities or other assets.

F. This Agreement is a valid and binding Agreement of the Sub-Adviser, enforceable against it in accordance with the terms hereof.

9.     NON-EXCLUSIVITY

The services of the Sub-Adviser to the Investment Adviser, the Fund(s) and the Trust are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render investment advisory or other services to others and to engage in other activities. It is understood and agreed that the directors, officers and employees of the Sub-Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees or employees of any other firm or corporation.

10.   SUPPLEMENTAL ARRANGEMENTS

The Sub-Adviser may from time to time employ or associate itself with any person it believes to be particularly suited to assist it in providing the services to be performed by the Sub-Adviser hereunder, provided that no such person shall perform any services with respect to the Fund(s) that would constitute an assignment or require a new or amended written advisory agreement pursuant to the 1940 Act. Any compensation payable to such persons shall be the sole responsibility of the Sub-Adviser, and neither the Investment Adviser nor the Trust shall have any obligations with respect thereto or otherwise arising under this Agreement.

11. TERMINATION OF AGREEMENT

This Agreement shall remain in force for an initial term of two (2) years and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the vote of a majority of the Trustees who are not interested persons, cast in person at a meeting called for the purpose of voting on such approval and by a vote of the Trustees or of a majority of the outstanding voting securities of the Trust. The requirement that continuance of this Agreement be specifically approved at least annually shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder. This Agreement may be terminated with respect to any Fund at any time, without the payment of any penalty, by a vote of the majority of the Trustees, by the vote of a majority of the outstanding voting securities of such Fund, or the Investment Adviser on sixty (60) days’ prior written notice to the Sub-Adviser, and the Investment Adviser as appropriate. In addition, this Agreement may be terminated with respect to any Fund by the Sub-Adviser upon sixty (60) days written notice to the Investment Adviser. This Agreement will automatically terminate, without the payment of any penalty in the event the Investment Advisory Agreement between the Investment Adviser and the Trust is assigned (as defined in the 1940 Act) or terminates for any other reason. This Agreement will also terminate upon written notice to the other party that the other party is in material breach of this Agreement, unless the other party in material breach of this Agreement cures such breach to the reasonable satisfaction of the party alleging the breach within thirty (30) days after written notice.

12. AMENDMENTS TO THE AGREEMENT

Except to the extent permitted by the 1940 Act or the rules or regulations thereunder or pursuant to exemptive relief granted by the SEC, this Agreement may be amended by the parties with respect to any Fund only if such amendment, if material, is specifically approved by the vote of a majority of the outstanding voting securities of such Fund (unless such approval is not required by Section 15 of the 1940 Act as interpreted by the SEC or its staff or unless the SEC has granted an exemption from such approval requirement) and by the vote of a majority of the Trustees who are not interested persons, cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to the Fund if a majority of the outstanding voting securities of the Fund vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of any other Fund affected by the amendment or all the Funds of the Trust. Additional funds may be added to Appendix A by written agreement of the Investment Adviser, the Trust and the Sub-Adviser. Any change, waiver, discharge or termination of a provision of this Agreement, whether or not such change is deemed to be material, may be made only by an instrument in writing signed by the parties hereto.

13. ASSIGNMENT

The Sub-Adviser shall not assign this Agreement. Any assignment (as that term is defined in the 1940 Act) of this Agreement shall result in the automatic termination of this Agreement, as provided in Section 11 hereof. Notwithstanding the foregoing, no assignment shall be deemed to result from any changes in the directors, officers or employees of the Sub-Adviser except as may be provided to the contrary in the 1940 Act or the rules or regulations thereunder.

14. ENTIRE AGREEMENT

This Agreement contains the entire understanding and agreement of the parties with respect to each Fund.

15. HEADINGS

The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

16. NOTICES

All notices required to be given pursuant to this Agreement will be in writing and will be duly given if delivered (including by electronic e-mail with acknowledgment and confirmation to follow) or mailed to the address listed below of each applicable party (i) in person, (ii) by registered or certified mail, or (iii) delivery service, providing the sender with notice of receipt, or to such other address as specified in a notice duly given to the other parties. Notice shall be deemed given on the date delivered if sent in accordance with this paragraph.

For:	Sub-Adviser:
RREEF America L.L.C., 222 S. Riverside Plaza, Floor 24 Chicago, Illinois 60606 Attn: Kate Schotsky
Telephone: 1-312-537-9290
E-Mail: kate.schotsky@db.com
For:	Investment Adviser:
ALPS Advisors, Inc. 1290 Broadway, Suite 1100 Denver, CO 80203 Attn: General Counsel
Telephone:
E-Mail:

For:	Trust:
Financial Investors Trust 1290 Broadway, Suite 1100 Denver, CO 80203 Attn: Secretary
Telephone:
E-Mail:

17. SEVERABILITY AND SURVIVAL

Should any portion of this Agreement for any reason be held to be void in law or in equity, this Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein. Sections 5, 17 and 20 shall survive the termination of this Agreement.

18. GOVERNING LAW

The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York, without regard to the conflicts of laws provisions of that state, or any of the applicable provisions of the 1940 Act. To the extent that the laws of the State of New York, or any of the provisions in this Agreement, conflict with applicable provisions of the 1940 Act, the latter shall control. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

19. INTERPRETATION

Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act. Specifically, the terms “vote of a majority of the outstanding voting securities,” “interested persons,” “assignment” and “affiliated persons,” as used herein, shall have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

20. CONFIDENTIALITY

Each party shall treat as confidential all Confidential Information of the other (as that term is defined below) and use such information only to the extent necessary to perform services under this Agreement (including for necessary legal, compliance and business supervisory purposes). Each party shall limit access to the Confidential Information to its affiliates, employees, consultants, auditors and regulators who reasonably require access to such Confidential Information, and otherwise maintain policies and procedures designed to prevent disclosure of the Confidential Information. For purposes of this Agreement, Confidential Information shall include all non-public business and financial information, methods, plans, techniques, processes, documents and trade secrets of a party. Confidential Information shall not include anything that (i) is or lawfully becomes in the public domain, other than as a result of a breach of an obligation hereunder, (ii) is furnished to the applicable party by a third party having a lawful right to do so, or (iii) was known to the applicable party at the time of the disclosure. In addition, the Sub-Adviser may use the performance of the Fund Account in its composite performance.

21. COUNTERPARTS

This Agreement may be executed in counterparts each of which shall be deemed to be an original and all of which, taken together, shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first mentioned above.

ALPS ADVISORS, INC.		RREEF AMERICA L.L.C.

By:	/s/ Thomas A. Carter	By:	/s/ John W. Vojticek

	Name: Thomas A. Carter		Name: John W. Vojticek

	Title: President		Title: Managing Director

FINANCIAL INVESTORS TRUST
By:	/s/ Edmund J. Burke	By:	/s/ Kate Schotsky

	Name: Edmund J. Burke		Name: Kate Schotsky

	Title: President		Title: Director

APPENDIX A

ALPS Real Asset Income Fund

APPENDIX B

In consideration for the services to be performed under this Agreement, the Sub-Adviser shall receive from the Investment Adviser from the management fee paid by the Trust to the Investment Adviser under the Investment Advisory Agreement an annual management fee, accrued daily at the rate of 1/365th of the applicable advisory fee rate and payable monthly as soon as practicable after the last day of each month in the amount of 0.55% of the Fund Account’s daily net assets during the month.